                                                                   EXHIBIT 4(e)
                           TELEX ASSUMPTION AGREEMENT

                  ASSUMPTION AGREEMENT, dated as of May 6, 1997 (this "Agreement"), between TELEX COMMUNICATIONS GROUP, INC., a Delaware corporation ("Holdings"), and TELEX COMMUNICATIONS, INC., a Delaware corporation ("Telex"), and consented to by THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") from time to time parties to the Credit Agreement (as hereinafter defined).

                              W I T N E S S E T H:

                  WHEREAS, GST Acquisition Corp., a Delaware corporation ("Acquisition Co."), the Lenders and the Administrative Agent are parties to the Credit Agreement, dated as of May 6, 1997 (as amended, supplemented, waived or otherwise modified from time to time, the "Credit Agreement"); and

                  WHEREAS, in connection with the recapitalization of Holdings, Acquisition Co. will be merged (the "Merger") with and into Holdings with Holdings continuing as the surviving corporation; and

                  WHEREAS, immediately upon consummation of the Merger, Holdings, as successor in interest to Acquisition Co., wishes to assign, transfer and convey to Telex all of Holdings' rights as "Borrower" under, and Telex, in consideration of a capital contribution being made on the date hereof by Holdings to Telex and the access to the revolving credit facility under the Credit Agreement that will inure to Telex as a result of such assignment, wishes to assume from Holdings all of Holdings' obligations and liabilities as "Borrower" under, the Credit Agreement, any Notes, any Letters of Credit and the other Loan Documents (as each of such terms is defined in the Credit Agreement); and

                  WHEREAS, pursuant to subsection 10.11 of the Credit Agreement, the Administrative Agent is authorized to consent to this Agreement on behalf of the Lenders;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1. Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  2. Assignment of Rights and Obligations. Effective as of immediately after the Effective Time (as defined in the Recapitalization Agreement), Holdings hereby irrevocably assigns, transfers and conveys to Telex all of Holdings', as successor in interest to Acquisition Co., rights, obligations, covenants, agreements, duties and liabilities as "Borrower" under or with respect to the Credit Agreement, any Notes, any Letters of Credit, any of the other Loan Documents and any and all certificates and other documents executed by Holdings or Acquisition Co. in connection therewith; provided, however, that Holdings understands and agrees that such assignment, transfer and conveyance shall not be effective with respect to, or in any way release Holdings from any of its obligations, covenants, agreements, duties and liabilities under or with respect to this Agreement or the Guarantee and Collateral Agreement.

                  3. Assumption of Agreements and Obligations. Effective as of immediately after the Effective Time, Telex, in consideration of a capital contribution being made on the date hereof by Holdings to Telex and the access to the revolving credit facility under the Credit Agreement that will inure to Telex as a result of such assignment, hereby expressly assumes, confirms and agrees to perform and observe all of the indebtedness, obligations (including, without limitation, all obligations in respect of the Loans and the Letters of Credit), covenants, agreements, terms, conditions, duties and liabilities of Holdings, as successor in interest to Acquisition Co., as "Borrower" under and with respect to the Credit Agreement, any Notes, any Letters of Credit, any of the other Loan Documents and any and all certificates and other documents executed by Holdings or Acquisition Co. in connection therewith as fully as if Telex were originally the obligor in respect thereof and the signatory thereto; provided, however, that Holdings understands and agrees that such assumption shall not be effective with respect to, or in any way obligate Telex to perform and observe any obligations, covenants, agreements, terms, conditions, duties or liabilities of Holdings under or with respect to this Agreement or the Guarantee and Collateral Agreement. At all times after the effectiveness of such assumption, with respect to all Extensions of Credit made to or for the account of Acquisition Co. or Holdings prior to the effectiveness of such assumption, Telex shall have the obligations of, and Holdings shall no longer be or have the obligations of, the "Borrower" within the meaning of and for all purposes of the Credit Agreement. In addition, at all times after the effectiveness of such assumption, all references to the "Borrower" in the Credit Agreement, any Notes, any Letter of Credit, any of the other Loan Documents and any and all certificates and other documents executed by Acquisition Co. or Holdings in connection therewith shall be deemed to be references to Telex.

                  4. Amendment to the Credit Agreement. The Credit Agreement is hereby deemed to be amended to the extent, but only to the extent, necessary to effect the assignment and assumption provided for hereby. Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect.

                  5. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of such counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be delivered to Holdings, Telex and the Administrative Agent.

                  6. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  7. Integration. This Agreement and the other Loan Documents represent the entire agreement of each of the Loan Parties party hereto, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any of the Loan Parties party hereto, the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  8. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

                  9. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Holdings and Telex and their respective successors and assigns, and the Administrative Agent and the Lenders and their respective successors, indorsees, transferees and assigns.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        TELEX COMMUNICATIONS GROUP, INC.


                                        By:      _________________________
                                                 Name:
                                                 Title:

                                        TELEX COMMUNICATIONS, INC.


                                        By:      _________________________
                                                 Name:
                                                 Title:


Consented to:

THE CHASE MANHATTAN BANK,
as Administrative Agent


By:      _______________________________
         Name:
         Title: